Exhibit 3








                                     BY-LAWS
                                     -------

                                       OF
                                       --

                        MARSH & McLENNAN COMPANIES, INC.
                        --------------------------------


























                            RESTATED AS LAST AMENDED
                            ------------------------

                                January 16, 2003
                                ----------------

                                    I N D E X

                                                                     Page Number

ARTICLE I

         Offices...............................................................1

ARTICLE II

         Meetings of the Stockholders..........................................1

ARTICLE III

         Directors.............................................................6

ARTICLE IV

         Officers..............................................................8

ARTICLE V

         Committees...........................................................11

ARTICLE VI

         Indemnification......................................................13

ARTICLE VII

         Checks, Contracts, Other Instruments.................................17

ARTICLE VIII

         Capital Stock........................................................17

ARTICLE IX

         Miscellaneous........................................................19

ARTICLE X

         Amendments...........................................................20

                                     BY-LAWS
                                     -------

                                       OF
                                       --

                        MARSH & McLENNAN COMPANIES, INC.
                        --------------------------------


                                    ARTICLE I
                                    ---------

                                     Offices
                                     -------

              The principal office of the Corporation in Delaware shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, in the State of Delaware, and The Corporation Trust Company shall be the resident agent of the Corporation in charge thereof. The Corporation may also have such other offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II
                                   ----------

                          Meetings of the Stockholders
                          ----------------------------

              SECTION 1. Place of Meetings. Meetings of the stockholders may be held at such place as the Board of Directors may determine.

              SECTION 2. Annual Meetings. The annual meeting of the stockholders shall be held on the third Thursday of May in each year, or such other day in May as may be determined from time to time by the Board of Directors, at such time and place as the Board of Directors may designate. At said meeting the stockholders shall elect a Board of Directors and transact any other business authorized or required to be transacted by the stockholders.

              SECTION 3. Special Meetings. Special meetings of the stockholders, except as otherwise provided by law, shall be called by the Chairman of the Board, or whenever the Board of Directors shall so direct, the Secretary.

              SECTION 4. Notice of Meetings. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered personally or mailed, postage prepaid, at least ten (10) days but not more than sixty (60) days before such meeting to each stockholder at such address as appears on the stock books of the Corporation.

              SECTION 5. Fixing of Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and no more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and such date for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

              SECTION 6. Quorum. The holders of a majority of the stock issued and outstanding present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Restated Certificate of Incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of stock shall be represented. At such adjourned meeting at which the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

              SECTION 7. Voting. Each stockholder entitled to vote in accordance with the terms of the Restated Certificate of Incorporation and in accordance with the provisions of these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. The vote for directors and, upon demand of any stockholder, the vote upon any question before the meeting shall be by ballot. All elections of directors shall be decided by plurality vote; all other questions shall be decided by a majority of the shares present in person or represented by proxy at the meeting of stockholders and entitled to vote on the subject matter, except as otherwise provided in the Restated Certificate of Incorporation or by law or regulation.

              SECTION 8. Inspectors of Election. All elections of directors and all votes where a ballot is required shall be conducted by two inspectors of election who shall be appointed by the Board of Directors; but in the absence of such appointment by the Board of Directors, the Chairman of the meeting shall appoint such inspectors who shall not be directors or candidates for the office of director.

              SECTION 9. Voting List. The Secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

              SECTION 10. Stockholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at a meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors or by any person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary, Marsh & McLennan Companies, Inc. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an Annual Meeting of Stockholders, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to

Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

              The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

              SECTION 11. Advance Notice of Stockholder Proposed Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary, Marsh & McLennan Companies, Inc. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 11, provided, however, that nothing in this
Section 11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.


                                   ARTICLE III
                                   -----------

                                    Directors
                                    ---------

              SECTION 1. Powers, Number, Tenure, Qualifications and Compensation. The business and affairs of the Corporation shall be managed by its Board of Directors which shall consist of the number of members set forth in Article FIFTH of the Restated Certificate of Incorporation, none of whom need be stockholders, and directors must retire at the annual meeting following attaining age 72, unless the person has been a non-executive director for less than 10 years, in which case they would retire at the annual meeting following the earlier of 10 years of service or attaining age 75. In addition to the powers and duties by these by-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders. The Board of Directors may provide for compensation of directors who are not otherwise compensated by the Corporation or any subsidiary thereof.

              SECTION 2. Meetings and Notice. The Board shall, for the purposes of organization, the election and appointment of officers and the transaction of other business, hold a meeting as soon as convenient after the annual meeting of stockholders. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors. Special meetings of the Board may be called by the Chairman of the Board or, if the Chairman of the Board is unable to act, by the Corporation's General Counsel or any member of the Executive Committee of the Board of Directors on at least twenty-four (24) hours notice to each director, personally or by mail, by telecopy, by e-mail or by telephone. Special meetings of the Board shall also be called in like manner on the written request of any three (3) directors delivered to the Corporation's Secretary. In the case of a meeting of the Board of Directors not attended by the Chairman of the Board, a Vice Chairman, determined in the order of their election if two or more Vice Chairmen are present, shall call the meeting to order and the first item of business shall be to appoint a director to preside at the meeting. Notice of a special meeting of the Board may be waived by any director, either before or after the meeting, by written assent, by telecopy or by e-mail; provided that attendance at the meeting by a director shall constitute waiver of such notice by such director. The attendance of a director at any meeting shall dispense with notice to him of the meeting. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

              SECTION 3. Offices, Books, Place of Meeting. The Board of Directors may have one or more offices and keep the books of the Corporation outside of Delaware, and may hold its meetings at such places as it may from time to time determine.

              SECTION 4. Quorum. At all meetings of the Board of Directors one-third (1/3) of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these by-laws.

              SECTION 5. Informal Action. The Board of Directors shall, except as otherwise provided by law, have power to act in the following manner: A resolution in writing, signed by all of the members of the Board of Directors shall be deemed to be action by such Board to the effect therein expressed with the same force and effect as if the same had been duly passed at a duly convened meeting, and it shall be the duty of the Secretary of the Corporation to record any such resolution in the minute book of the Corporation, under its proper date.


                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

              SECTION 1. Election. The Board of Directors shall elect officers of the Corporation, including a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents, a Secretary, a Treasurer and a Controller.

              SECTION 2. Term and Removal. Each officer of the Corporation designated in SECTION 1 of this Article IV shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors. Any officer who may be elected or appointed by the Executive Committee may also be removed at any time, with or without cause by said Committee.

              SECTION 3. Chairman of the Board. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors and of the committees exercising functions of the Board of Directors, shall have general supervision over the business and property of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. At any meeting of the stockholders not attended by the Chairman of the Board, the Board shall appoint a director to preside at the meeting. The Chairman of the Board shall review and recommend to the Board of Directors both short-term objectives and long-term planning for the business. The Chairman of the Board shall also preside at meetings of any committee of which the Chairman of the Board is a member which is not attended by the chairman of such committee. The Chairman of the Board or an appointed delegate may take any action on behalf of the Corporation with respect to the shares owned by the Corporation in other corporations in such manner as they deem advisable unless otherwise directed by the Board of Directors. The Chairman of the Board shall have full authority to take other action on behalf of the Corporation in respect of shares of stock in other corporations owned by the Corporation, directly or indirectly, including the obtaining of information and reports.

              SECTION 4. Vice Chairman. A Vice Chairman shall, subject to the control of the Board of Directors and of the committees exercising functions of the Board of Directors, perform such duties as may from time to time be assigned to the Vice Chairman by the Chairman.

              SECTION 5. Vice Presidents. A Vice President shall have such powers, duties, supplementary titles and other designations as the Board of Directors may from time to time determine.

              SECTION 6. Secretary. The Secretary shall attend all meetings of the stockholders and the Board of Directors. The Secretary shall, at the invitation of the chair thereof, attend meetings of the committees elected by the Board or established by these by-laws. The Secretary shall record all votes and minutes of all proceedings which the Secretary attends and receive and maintain custody of all votes and minutes of all such proceedings. Votes and minutes of meetings of each committee shall be placed in the custody of the Secretary or as otherwise determined by the committee. The Secretary shall give or cause to be given notice of meetings of the stockholders, Board of Directors, and committees of the Board of Directors as provided by these By-Laws, and shall have such other powers and duties as may be prescribed by appropriate authority. The Secretary shall keep in safe custody the seal of the Corporation and shall affix the seal to any instrument requiring the same. The Assistant Secretaries shall have such powers and perform such duties as may be prescribed by appropriate authority.

              SECTION 7. Treasurer. The Treasurer shall have such powers and perform such duties as are usually incident to the office of Treasurer or which may be assigned to the Treasurer by the Board of Directors or other appropriate authority. The Assistant Treasurers shall have such powers and perform such duties as may be prescribed by the chief financial officer or the Treasurer.

              SECTION 8. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep or cause to be kept all books of account and accounting records of the Corporation and shall render to the Chairman, the chief financial officer and the Board of Directors whenever they may require it, a report of the financial condition of the Corporation. The Controller shall have such other powers and duties as shall be assigned to him by appropriate authority. The Assistant Controllers shall have such powers and perform such duties as may be prescribed by the chief financial officer or the Controller.

              SECTION 9. Bond. The Board of Directors may, or the Chairman may, require any officers, agents or employees of the Corporation to furnish bonds conditioned on the faithful performance of their respective duties with a surety company satisfactory to the Board of Directors or the Chairman as surety. The expenses of such bond shall be paid by the Corporation.

                                    ARTICLE V
                                    ---------

                                   Committees
                                   ----------

              SECTION 1. Executive Committee. An Executive Committee, composed of the Chairman of the Board and such other directors as the Board of Directors may determine from time to time shall be elected by the Board of Directors. Except as provided hereinafter or in resolutions of the Board of Directors, the Executive Committee shall have, and may exercise when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee shall not, however, have power or authority in reference to
(a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the provisions of the General Corporation Law of Delaware to be submitted to stockholders for approval, (b) adopting, amending or repealing any by-laws of the Corporation, (c) electing or appointing the Chairman of the Board of the Corporation, or (d) declaring a dividend.

              SECTION 2. Compensation Committee. A Compensation Committee, including a chair, having such number of directors as the Board of Directors shall determine from time to time, shall be elected by the Board of Directors. The Compensation Committee shall have such duties as may be set forth in the Corporation's Compensation Committee charter as it may exist from time to time, or as otherwise provided by the Board of Directors.

              SECTION 3. Audit Committee. An Audit Committee, including a chair, having such number of directors as the Board of Directors may determine from time to time, shall be elected by the Board of Directors. The Audit Committee shall have such duties as may be set forth in the Corporation's Audit Committee charter as it may exist from time to time, or as otherwise provided by the Board of Directors.

              SECTION 4. Directors and Governance Committee. A Directors and Governance Committee, including a chair, having such number of directors as the Board of Directors may determine from time to time, shall be elected by the Board of Directors. The Directors and Governance Committee shall have such duties as may be set forth in the Corporation's Directors and Governance Committee charter as it may exist from time to time, or as otherwise provided by the Board of Directors.

              SECTION 5. Reports. The Executive Committee shall report to each regular meeting and, if directed, to each special meeting of the Board of Directors all action taken by such committee subsequent to the date of its last report, and other committees shall report to the Board of Directors on a regular basis.

              SECTION 6. Other Committees. The Board of Directors may appoint such other committee or committees as it deems desirable.

              SECTION 7. Election and Term. The Chair and each member of every committee shall be a member of and, except as provided in Section 8 of this
Article V, elected by the Board of Directors and shall serve until such person shall cease to be a member of the Board of Directors or such person's membership on the committee shall be terminated by the Board.

              SECTION 8. Meetings, Quorum and Notice. The Chair of any committee shall be the presiding officer thereof. Any committee may meet at such time or times on notice to all the members thereof by the Chairman of this Corporation, by the committee chair or by a majority of the members or, when instructed to do so by any of the foregoing, by the Secretary of the Corporation or the secretary of such committee, and at such place or places as such notice may specify. At least twenty-four (24) hours' notice of the meeting shall be given but such notice may be waived. Such notice may be given by mail, by telecopy, by e-mail, by telephone or personally. Each committee shall cause minutes to be kept of its meetings which record all actions taken. Such minutes shall be placed in the custody of the Secretary of the Corporation or as otherwise determined by the committee. Any committee may, except as otherwise provided by law, act in its discretion by a resolution or resolutions in writing signed by all the members of such committee with the same force and effect as if duly passed by a duly convened meeting. Any such resolution or resolutions shall be recorded with the minutes of the committee under the proper date thereof. Members of any committee may also participate in a meeting of such committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other and participation in the meeting pursuant to this provision shall constitute presence in person at such meeting. A majority of the members of each committee shall constitute a quorum. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors who is qualified to serve under the rules of the New York Stock Exchange to act at the meeting in the place of any such absent or disqualified member. The vote of the majority of the members present at a committee meeting at which a quorum is present shall be the act of the committee.

                                   ARTICLE VI
                                   ----------

                                 Indemnification
                                 ---------------

              SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that, on or after May 21, 1987, he or she is serving or had served as a director, officer or employee of the Corporation or, while serving as such director, officer or employee, is serving or had served at the request of the Corporation as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise, including service with respect to employee benefit plans (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer or employee of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware law, as the same exists or may hereafter be changed or amended (but, in the case of any such change or amendment, only to the extent that such change or amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by an indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right.

              SECTION 2. Advancement of Expenses. An indemnitee who is a director or officer of the Corporation, and any other indemnitee to the extent authorized from time to time by the board of directors of the Corporation, shall have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

              SECTION 3. Right of  Indemnitee  to Bring  Suit.  If a claim under
Section 1 or Section 2 of this Article is not paid in full by the Corporation within sixty days in the case of Section 1 and twenty days in the case of
Section 2 after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (other than a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to the action. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

              SECTION 4. Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by its board of directors, grant rights to indemnification, and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of directors, officers and employees of the Corporation and advancement of expenses of directors and officers of the Corporation.

              SECTION 5. Non-Exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Restated Certificate of Incorporation, these by-laws, any agreement, vote of stockholders or disinterested directors, or otherwise.

              SECTION 6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

              SECTION 7. Survival of Prior Indemnification Provisions; Effect of Subsequent Change on Existing Rights. Nothing contained in this Article shall be construed as altering or eliminating the rights to indemnification existing, or based upon service by an indemnitee, prior to May 21, 1987. Any repeal or modification of this Article shall not adversely affect any right or protection of a director, officer or employee of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII
                                   -----------

                      Checks, Contracts, Other Instruments
                      ------------------------------------

              SECTION 1. Documents, Instruments Not Requiring Seal. All checks, notes, drafts, acceptances, bills of exchange, orders for the payment of money, and all written contracts and instruments of every kind which do not require a seal shall be signed by such officer or officers, or person or persons as these by-laws, or the Board of Directors or Executive Committee by resolution, may from time to time prescribe.

              SECTION 2. Documents, Instruments Requiring Seal. All bonds, deeds, mortgages, leases, written contracts and instruments of every kind which require the corporate seal of the Corporation to be affixed thereto, shall be signed and attested by such officer or officers as these by-laws, or the Board of Directors or Executive Committee, by resolution, may from time to time prescribe.


                                  ARTICLE VIII
                                  ------------

                                  Capital Stock
                                  -------------

              SECTION 1. Stock Certificates. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Restated Certificate of Incorporation, as shall be approved by the Board of Directors. Each certificate shall be signed by the Chairman of the Board of Directors or a Vice President and also by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, provided, however, that any such signature of an officer of the Corporation or of the Transfer Agent, Assistant Transfer Agent, Registrar or Assistant Registrar, or any of them, may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation and be used and delivered as though the officer or officers who signed the said certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be said officer or officers of the Corporation. All certificates shall be consecutively numbered, shall bear the corporate seal and the names and addresses of all persons owning shares of capital stock of the Corporation with the number of shares owned by each; and, the date or dates of issue of the shares of stock held by each shall be entered in books kept for that purpose by the proper officers or agents of the Corporation.

              SECTION 2. Recognition of Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, save as expressly provided by the laws of the State of Delaware.

              SECTION 3. Lost Certificates. Except in cases of lost or destroyed certificates, and in that case only after conforming to the requirements hereinafter provided, no new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost or destroyed; and the Board of Directors may, in its discretion and as a condition precedent to the issuance of any such new certificate or certificates, require (i) that the owner of such lost or destroyed certificate or certificates, or his legal representative give the Corporation and its transfer agent or agents, registrar or registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation and its transfer agent or agents, registrar or registrars, or (ii) that the person requesting such new certificate or certificates obtain a final order or decree of a court of competent jurisdiction as to his right to receive such new certificate or certificates.

              SECTION 4. Transfer of Shares. Shares of stock shall be transferred on the books of the Corporation by the holder thereof or by his attorney thereunto duly authorized upon the surrender and cancellation of certificates for a like number of shares.

              SECTION 5. Regulations Governing Transfer of Shares. The Board of Directors may make such regulations as it may deem expedient concerning the issue, transfer and registration of stock.

              SECTION 6. Appointment of Transfer Agent, Registrar. The Board may appoint a Transfer Agent or Transfer Agents and Registrar or Registrars for transfers and may require all certificates to bear the signature of either or both.

                                   ARTICLE IX
                                   ----------

                                  Miscellaneous
                                  -------------

              SECTION 1. Inspection of Books. The Board of Directors or the Executive Committee shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

              SECTION 2. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware".

              SECTION 3. Fiscal Year. The fiscal year shall begin on the first day of January of each year.

              SECTION 4. Waiver of Notice. Whenever by statute, the provisions of the Restated Certificate of Incorporation, or these by-laws, the stockholders, the Board of Directors or any committee established by the Board of Directors in accordance with these by-laws are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting at which such action is to be taken, by the person or persons entitled to such notice or, in the case of a stockholder, by his attorney thereunto authorized.

                                    ARTICLE X
                                    ---------

                                   Amendments
                                   ----------

              SECTION 1. By Stockholders. These by-laws, or any of them, may be amended, altered, changed, added to or repealed at any regular or special meeting of the stockholders, by the affirmative vote of a majority of the shares of stock then issued and outstanding.

              SECTION 2. By the Board of Directors. The Board of Directors, by affirmative vote of a majority of its members, may, at any regular or special meeting, amend, alter, change, add to or repeal these by-laws, or any of them, but any by-laws made by the Directors may be amended, altered, changed, added to or repealed by the stockholders.